Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated September 11, 2008 which is included in the Annual Report on Form 10-KSB for the year ended May 31, 2008 of Douglas Lake Minerals Inc. in the Company's Registration Statement on Form S-8 pertaining to the 2008 Stock Incentive Plan.

In addition, we also consent to the reference to our firm included under the heading "Interests of Named Experts and Counsel" in the Company's Form S-8 Registration Statement.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 29, 2008